Exhibit 99.1

May 25, 2010	Analyst Contact: Andrew Ziola
918-588-7163
Media Contact: Brad Borrorr
918-588-7582

 ONEOK Partners to Participate in Wells Fargo NGL Summit

    TULSA, Okla. – May 25, 2010 -- ONEOK Partners, L.P. (NYSE: OKS) will participate in the Wells Fargo Natural Gas Liquids Summit on Wednesday, May 26, 2010, in Houston, Texas.

    Terry K. Spencer, ONEOK Partners chief operating officer, will present.

    Presentation slides will be posted on ONEOK Partners’ website www.oneokpartners.comat 4 p.m. Eastern Daylight Time (3 p.m. Central Daylight Time) on May 26, 2010.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the partnership. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com. OKS-FV OKE-FV

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